Exhibit 5.1

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

October 29, 2026

Snowdrift Parent Corporation

c/o Chemomab Therapeutics Ltd.

Kiryat Atidim, Building 7, Tel Aviv, Israel

Re: Snowdrift Parent Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Snowdrift Parent Corporation, a Delaware corporation (“Snowdrift Parent”), in connection with Snowdrift Parent’s registration statement on Form S-4 (Registration Number 333-299153), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to (i) (a) 1,504,773 shares (the “Domestication Merger Shares”) of common stock, par value $0.00001 per share, of Snowdrift Parent (the “Common Stock”), to be issued in connection with the merger (the “Domestication Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 7, 2026, as amended on September 23, 2026 and October 16, 2026 (the “Domestication Merger Agreement”), by and among Chemomab Therapeutics Ltd., an Israeli company (“Chemomab Israel”), Elderwood Ltd., an Israeli company and a wholly-owned subsidiary of Snowdrift Parent (“Domestication Merger Sub”), and Snowdrift Parent, (b) 40,747,360 options of Chemomab Israel to be converted into options (the “Options”) of Snowdrift Parent in connection with the Domestication Merger, and (c) 95,227 shares of Common Stock issuable upon the exercise of the Options (the “Option Shares”), and (ii) 3,400,000 shares (the “Merger Shares” and, together with the Domestication Merger Shares, the Options and the Option Shares, the “Securities”) of Common Stock to be issued in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 7, 2026 (the “Merger Agreement”), by and among Chemomab Israel, Snowdrift Parent, Snowdrift Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Snowdrift Parent (“Merger Sub”), Domestication Merger Sub, and Scipher Medicine Corporation, a Delaware corporation (“Scipher”).

In rendering the opinions set forth below, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of Snowdrift Parent, (ii) the forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Snowdrift Parent to be in effect in connection with the transactions described in the Registration Statement, (iii) certain resolutions of the board of directors of Snowdrift Parent relating to the filing of the Registration Statement, the Domestication Merger, the Merger and related matters, (iv) the Registration Statement and the exhibits thereto, (v) the Domestication Merger Agreement and the Merger Agreement, (vi) the forms of Options, and (vii) such other records, documents and instruments as we have deemed relevant or necessary for purposes of the opinions stated herein. In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied certified copies and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Snowdrift Parent, public officials and others.

In connection with our opinions expressed below, we have assumed that (i) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (ii) the Registration Statement will apply to the offer and sale of the Securities and will not have been modified or rescinded, (iii) Snowdrift Parent’s Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware before the issuance of the Securities, (iv) prior to the issuance of the Domestication Merger Shares, the Options and the Option Shares, the Domestication Merger will have been consummated in accordance with the terms and conditions of the Domestication Merger Agreement, and prior to the issuance of the Merger Shares, the Merger will have been consummated in accordance with the terms and conditions of the Merger Agreement, and (v) at the time of each exercise of the Options, Snowdrift Parent will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Certificate of Incorporation, as amended, from time to time, to permit full exercise of each of the Options in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of Snowdrift Parent.

Our opinions are qualified by, and are subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Options:

(a) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), or

(b) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

Based upon and subject to the foregoing, and subject to the qualifications and exceptions contained herein, we are of the opinion that:

(i) the Domestication Merger Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms and conditions of the Domestication Merger Agreement, will be validly issued, fully paid and non-assessable,

(ii) the Options have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Domestication Merger Agreement, will be legally valid and binding obligations of Snowdrift Parent, enforceable against Snowdrift Parent in accordance with their terms,

(iii) the Option Shares have been duly and validly authorized and, when issued and delivered upon exercise of the Options in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and

(iv) the Merger Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and, solely with respect to our opinions relating to the Options as contractual obligations, the laws of the State of New York, in each case as now in effect. We express no opinion with respect to the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

This opinion letter is limited to the matters stated herein and expressed as of the date hereof. No opinion is implied or may be inferred beyond the matters expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & MCKENZIE LLP

BAKER & MCKENZIE LLP